                                                                    EXHIBIT 99.2

PROXY

                              CHILES OFFSHORE INC.


          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON AUGUST 7, 2002
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CHILES OFFSHORE INC.


The undersigned, having received the Notice of Meeting and Proxy Statement/Prospectus of Chiles Offshore Inc. (the "Company") dated July 5, 2002, hereby appoints and constitutes Messrs. William E. Chiles and Dick Fagerstal, and each of them, proxies with full power of substitution to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Company's Special Meeting of Stockholders to be held on August 7, 2002, at 10:00 a.m. local time at the offices of Weil, Gotshal & Manges LLP at 767 Fifth Avenue, 25th Floor, New York, New York and at any adjournments or postponements thereof (the "Special Meeting"), upon all subjects that may properly come before the Special Meeting including the matters described in the Proxy Statement furnished herewith as follows:


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE HEREOF AND, AT THE DISCRETION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

IMPORTANT - THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                            YOUR VOTE IS IMPORTANT!

                              CHILES OFFSHORE INC.

Use a black pen. Mark with
an X inside the gray areas   [X]
as shown in this example.

SPECIAL MEETING PROXY CARD

A. ISSUE


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

1. To approve and adopt the merger agreement, dated as of May 14, 2002, among ENSCO International Incorporated, Chore Acquisition,
   Inc. and Chiles Offshore Inc., whereby Chiles Offshore Inc. will merge with and into Chore Acquisition, Inc., with Chore
   Acquisition, Inc. being the surviving company and continuing to exist as a direct subsidiary of ENSCO. In the merger, each share of Chiles Offshore Inc. common stock (other than shares for which appraisal rights are asserted in strict accordance with
   Delaware law) will be converted into the right to receive 0.6575 shares of ENSCO International Incorporated common stock and
   $5.25 in cash.

                                                      For    Against   Abstain
                                                      [ ]      [ ]       [ ]



B. AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR INSTRUCTIONS TO BE EXECUTED.


I hereby revoke any proxy previously given by me for the Special Meeting.

Please sign your name as it appears hereon. When signed as attorney, executor, trustee or guardian, please add capacity in which signed. For joint owners or co-owners, each owner should sign.

Signature 1 - Please keep signature within the box    Signature 2 - Please keep signature within the box    Date (mm/dd/yyyy)
--------------------------------------------------    --------------------------------------------------    ------------------------

--------------------------------------------------    --------------------------------------------------    ------------------------